  As filed with the Securities and Exchange Commission on September 19, 1996

                                                Registration No. 333-11073

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ---------------

                            AMENDMENT NO. 1 TO
                                   FORM S-3

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               ---------------

                              DESTEC ENERGY, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                              38-2875546
  (STATE OR OTHER JURISDICTION OF        (I.R.S. EMPLOYER IDENTIFICATION
  INCORPORATION OR ORGANIZATION)                      NO.)

                      2500 CITYWEST BOULEVARD, SUITE 150
                               HOUSTON TX 77042
                                (713) 735-4000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDINGAREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

        MARIAN M. DAVENPORT                         Copy to:
  VICE PRESIDENT, GENERAL COUNSEL               JOHN R. BRANTLEY
    AND SECRETARY 2500 CITYWEST           BRACEWELL & PATTERSON, L.L.P.
       BOULEVARD, SUITE 150             711 LOUISIANA STREET, SUITE 2900
         HOUSTON TX 77042                     HOUSTON TX 77002-2781
          (713) 735-4000
   (NAME, ADDRESS, INCLUDING ZIP
    CODE, AND TELEPHONE NUMBER,
 INCLUDING AREA CODE, OF AGENT FOR
             SERVICE)

                               ---------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this Registration Statement becomes effective.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

Prospectus

                              DESTEC ENERGY, INC.

                                299,063 SHARES
                        OF COMMON STOCK, $.01 PAR VALUE

                               RESCISSION OFFER

  Destec Energy, Inc. (the "Company") offers, upon the terms and conditions set forth in this Prospectus, to rescind the sales of its shares of common stock, $.01 par value per share (the "Common Stock"), pursuant to the 1993-1994 Destec Energy, Inc. Employees' Stock Purchase Plan, the 1994-1995 Destec Energy, Inc. Employees' Stock Purchase Plan and the 1995-1996 Destec Energy, Inc. Employees' Stock Purchase Plan (collectively, the "Plans"), by paying the participants in the Plans who purchased such shares (i) the consideration paid under the Plans for such Common Stock, plus interest at the applicable rate from the date of purchase, or (ii) in the event the participant has sold such Common Stock at a loss, the consideration paid under the Plans for such Common Stock, less the proceeds from the sale, plus interest at the applicable rate (the "Rescission Offer"). The Rescission Offer is being made to all participants under the Plans who purchased Common Stock pursuant to the Plans ("Rescission Offerees"). The Company estimates that approximately 560 participants purchased shares pursuant to the Plans at prices of $9.44 under the 1993-1994 Plan, $8.15 under the 1994-1995 Plan and $11.85 under the 1995-
1996 Plan. The closing sales price of the Common Stock (as reported on the Composite Tape for The New York Stock Exchange, Inc. under the symbol "ENG") on September 18, 1996 was $12.625.

                THE RESCISSION OFFER WILL EXPIRE AT 11:59 P.M.,

HOUSTON, TEXAS TIME, ON OCTOBER 31, 1996, UNLESS EXTENDED BY THE COMPANY.

  RESCISSION OFFEREES ARE NOT REQUIRED TO ACCEPT THE RESCISSION OFFER. Rescission Offerees who do not accept the Rescission Offer will be deemed to have purchased registered Common Stock under the Securities Act of 1933, as amended (the "Securities Act"), effective as of the date of this Prospectus.

 THESE SECURITIES  HAVE NOT  BEEN APPROVED OR  DISAPPROVED BY  THE SECURITIES
   AND EXCHANGE COMMISSION OR  ANY STATE SECURITIES  COMMISSION NOR HAS THE
    COMMISSION  OR  ANY  STATE   SECURITIES  COMMISSION  PASSED  UPON  THE
      ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
       CONTRARY IS A CRIMINAL OFFENSE.

            The date of this Prospectus is September 19, 1996.

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Available Information......................................................   2
Incorporation by Reference.................................................   3
The Company................................................................   4
The Rescission Offer.......................................................   4
Validity of Common Stock...................................................   7
Experts....................................................................   7
Annex I--Form of Rescission Offeree's Acceptance of Rescission Offer....... A-1
Annex II--State Legal Interest Rates....................................... B-1

                             AVAILABLE INFORMATION

  The Company, a Delaware corporation, is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at: Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Copies of such information may be accessed through the Commission's Internet web site at http://www.sec.gov. Such materials can also be inspected at the offices of The New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

  The Company has filed with the Commission a Registration Statement on Form S-3 (together with all amendments, schedules and exhibits, referred to as the "Registration Statement") under the Securities Act relating to the Rescission Offer. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information set forth in the Registration Statement, of which this Prospectus is a part. For further information with respect to the Company, the Rescission Offer and the Common Stock, reference is made to the Registration Statement, including the exhibits and schedules thereto, which may be inspected, without charge, at the public reference facilities of the Commission referred to above, and copies of which may be obtained therefrom upon payment of the Commission's customary charges.

                          INCORPORATION BY REFERENCE

  This Prospectus incorporates by reference the following documents:

    (i) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, as amended by the Company's Form 10-K/A filed June 14, 1996;

    (ii) the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1996;

    (iii) the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1996;

    (iv) the description of the Common Stock contained in the Company's Registration Statement on Form 8-A, dated March 13, 1991; and

    (v) all other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the Rescission Offer.

  Any statement contained in this Prospectus or in a document incorporated by reference in this Prospectus will be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which is also incorporated by reference in this Prospectus modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Prospectus.

  The Company will provide, without charge, to each person to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been incorporated by reference in this Prospectus, excluding exhibits to such documents, unless such exhibits are specifically incorporated by reference into the documents so incorporated. Requests for copies of such documents should be addressed to the Company at its principal executive offices as follows: Destec Energy, Inc., 2500 CityWest Boulevard, Suite 150, Houston, Texas 77042, Attention: Human Resources Department (telephone: (713) 735-4365). In order to ensure timely delivery of the documents, any such request should be made by October 25, 1996.

  NO PERSON HAS BEEN AUTHORIZED, IN CONNECTION WITH THIS OFFERING, TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION THAT IS NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED ON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE OF SECURITIES HEREUNDER SHALL UNDER ANY CIRCUMSTANCES BE DEEMED TO IMPLY THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION SET FORTH HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                                  THE COMPANY

  The Company, together with its subsidiaries, is one of the largest independent producers of electricity in the world. The Company is in the business of (i) developing, operating and managing projects which produce electricity, thermal energy and syngas; (ii) marketing and selling electricity, thermal energy, natural gas and lignite; and (iii) investing in projects, entities and natural resources which support its strategic objectives. As an independent power company, the Company has interests in twenty-two operating facilities, the majority of which the Company operates and manages. These facilities include the 1600 megawatt Hazelwood Power Station and the adjacent Hazelwood Mine located in Victoria, Australia, the acquisition of which was completed by the Company, as part of an international consortium, on September 13, 1996. All of the Company's facilities, except the Company's Wabash Project, produce and sell electric power, and the majority of these facilities produce thermal energy, principally steam, to electric utilities and energy intensive industries. The combined capacity of these facilities is approximately 4,886 megawatts of electricity and over three million pounds per hour of steam.

                             THE RESCISSION OFFER

 Background and Reasons for the Rescission Offer

  The purpose of the Plans and the Destec Energy, Inc. 1992-1993 Employees' Stock Purchase Plan (the "1992 Plan") was to provide an opportunity for full-time employees of the Company to participate in the ownership of the Company through the ownership of Common Stock. From 1992 through 1996, the Company made available to its eligible employees the opportunity to purchase shares of Common Stock pursuant to the 1992 Plan and the Plans through a payroll deduction system.

  The 1992 Plan and the Plans were all substantially identical in features. The Plan Price for shares of Common Stock sold under the Plans was determined by the Stock Award Committee of the Board of Directors and was based on the average of the high and low prices of the Common Stock during a five day period in the month preceding implementation of the relevant Plan. Participants were eligible to purchase shares having a total purchase price of up to ten percent of their annual salary, as defined in the Plans. Payments for shares of Common Stock purchased under the Plans were made through payroll deductions, except for any permitted prepayments. Participants were able to purchase shares of Common Stock under the Plans at the lower of (i) the Plan Price described above or (ii) the Market Price, which was the average of the high and low prices of the Company's Common Stock for a specified date in July following implementation of each Plan. The sales of Common Stock under the Plans were made exclusively to persons who were, at the time of enrollment in the Plans, full-time employees of the Company.

  The Securities Act requires that the sales of shares of Common Stock under the Plans be registered under that Act. The Company has determined that the Registration Statement filed in connection with the 1992 Plan referenced only the 1992 Plan and may not have registered all shares of Common Stock sold under the 1994-1995 and 1995-1996 Plans. Consequently, the Company believes that although all of the sales by the Company pursuant to the Plans were made in conformity with the respective terms of the Plans, 299,063 shares of Common Stock purchased by participants under the Plans may not have been properly registered under the Securities Act. The Company does not believe that registration of the shares of Common Stock sold under the Plans was required under the laws of any State in which such shares were sold.

  If violations of the registration provisions of the Securities Act occurred, participants who purchased Common Stock under the Plans (the Rescission Offerees to whom this Rescission Offer is made) may have the right to have such shares of Common Stock repurchased by the Company or, if the Rescission Offeree has already sold such shares of Common Stock, other relief. This offer is made to ensure compliance with the registration provisions of the Securities Act.

  For purposes of the federal securities laws, nonacceptance of the Rescission Offer may not terminate a Rescission Offeree's right to bring a civil action against the Company before expiration of the applicable statute of limitations for failure to register the shares under the Securities Act. The statute of limitations under the Securities Act for enforcement of such rights by a stockholder is one year after the date of the sale of Common

Stock sold in violation of the federal registration requirements, but in no event later than three years after the Common Stock was offered to the participants. The Company intends to assert, among other defenses, in any litigation initiated by a Rescission Offeree who does not accept the Rescission Offer, that such Rescission Offeree is estopped from asserting such claims.

  The maximum estimated amount that the Company would be required to pay if all Rescission Offerees accept the Rescission Offer is approximately $3.0 million. At June 30, 1996, the Company had approximately 55.9 million shares of Common Stock outstanding and its stockholders' equity was approximately $755 million.

 Terms of the Rescission Offer

  Pursuant to this Prospectus, the Company hereby offers:

  (i) to repurchase, from each Rescission Offeree, all shares of Common Stock held by such Rescission Offeree that were purchased pursuant to the Plans at the price paid by such Rescission Offeree for such shares of Common Stock, plus interest at the applicable rate, upon receipt by the Company of (A) a properly completed and executed Acceptance of Rescission Offer in the form of Annex I to this Prospectus and (B) certificates representing such shares of Common Stock purchased pursuant to the Plans; and

  (ii) to pay to each Rescission Offeree who purchased shares of Common Stock pursuant to the Plans and resold such shares of Common Stock at a loss prior to September 19, 1996 an amount equal to the price paid by such Rescission Offeree for such shares of Common Stock, less the proceeds from the sale of such shares, plus interest at the applicable rate, upon receipt by the Company of (A) a properly executed Acceptance of Rescission Offer and (B) proof reasonably satisfactory to the Company evidencing the sale of such shares of Common Stock at a loss.

  Satisfactory proof of sale at a loss may take the form of appropriate confirmations of sale from brokers or dealers. If the proof of sale at a loss is not reasonably satisfactory to the Company, the Company may require additional proof. The Company may also require that an improperly completed Acceptance of Rescission Offer form be properly completed. Persons who accept any portion of the Rescission Offer and who do not desire the Company to withhold any amount for federal income taxes should complete the Substitute Form W-9 which is included in the Acceptance of Rescission Offer form.

  Interest to be paid on the amounts described above will be calculated, in the case of shares of Common Stock repurchased, for the period from the date of purchase by the Rescission Offeree pursuant to the relevant Plan to the date of repurchase by the Company, and in the case of reimbursement for loss, for the period from the date of sale by the Rescission Offeree to the date of reimbursement by the Company. The interest rate per annum to be paid is determined by reference to state law and therefore will depend on the state of residence of the Rescission Offerees. The interest rate for each relevant state is reflected in Annex II. Payment will be made by check mailed promptly after the Expiration Date to Rescission Offerees validly accepting the Rescission Offer.

  The following table summarizes the amount per share that the Company estimates that it will pay for shares of Common Stock purchased by the Company in the Rescission Offer.

                                                                     RESCISSION
                                                           PURCHASE  OFFER PRICE
                                                          PRICE PAID  INCLUDING
      PURCHASE PLAN                                       UNDER PLAN  INTEREST*
      -------------                                       ---------- -----------
      1993-1994 Plan.....................................   $ 9.44     $10.72
      1994-1995 Plan.....................................   $ 8.15     $ 8.76
      1995-1996 Plan ....................................   $11.85     $12.03

- --------

* Assuming an interest rate of 6% and payment by the Company on October 31, 1996. The rate of interest will vary according to a Rescission Offeree's state of residence. See Annex II.

  Rescission Offerees are urged to obtain current quotations of the market price of the Common Stock on The New York Stock Exchange, Inc. (Symbol:
"ENG"). As of September 18, 1996, the closing sale price for the Common Stock on The New York Stock Exchange, Inc. (as reported on the Composite Tape for the New York Stock Exchange) was $12.625. For the one year period ending on such date, the sales price of the Common Stock ranged from a high of $16.00 to a low of $11.50.

 How to Accept or Decline the Rescission Offer

  A RESCISSION OFFEREE IS NOT REQUIRED TO ACCEPT THE RESCISSION OFFER. Acceptance of the Rescission Offer is optional for each Rescission Offeree who purchased shares covered by the Rescission Offer. In the event the Rescission Offeree elects to accept the Rescission Offer, the Rescission Offeree must complete the "Acceptance of Rescission Offer" form, a copy of which has been included for convenience and the form of which is attached hereto as Annex I, and mail or return it to the Company, Attention: Human Resources Department,
K. Argueta, 2500 CityWest Boulevard, Suite 150, Houston, Texas 77042, as soon as practicable after the date of receipt of this Prospectus, but in no event having a postmark later than the Expiration Date of 11:59 p.m., Houston, Texas time on October 31, 1996 (the "Expiration Date," unless the Rescission Offer is extended by the Company, in which case the later date and time to which the Rescission Offer is extended shall be the "Expiration Date").

  ANY RESCISSION OFFEREE WHO FAILS TO NOTIFY THE COMPANY IN WRITING OF HIS OR HER ACCEPTANCE OF THE RESCISSION OFFER, ON OR PRIOR TO THE EXPIRATION DATE, WILL BE DEEMED TO HAVE REJECTED THE RESCISSION OFFER; SUCH REJECTION MAY NOT BE DETERMINATIVE OF A RESCISSION OFFEREE'S ACTUAL LEGAL RIGHTS.

  You are urged to consider this Prospectus carefully before reaching a decision. The form of Acceptance of Rescission Offer for persons desiring to accept all or any portion of the Rescission Offer is attached hereto as Annex I, and an additional copy accompanies this Prospectus. If you do not wish to accept any portion of the Rescission Offer made to you, you may do nothing and allow the Rescission Offer to expire. If you wish to accept all or only a portion of the Rescission Offer made to you, you should complete and execute the appropriate sections of the Acceptance of Rescission Offer form enclosed with this Prospectus and return it to the Company as provided above. An acceptance of the Rescission Offer may be withdrawn by a Rescission Offeree by written notice satisfactory to the Company at the address shown on the Acceptance of Rescission Offer form at any time prior to the Expiration Date.

 Questions about the Rescission Offer

  Rescission Offerees who have questions about the Rescission Offer may call
K. Argueta ((713) 735-4365) on weekdays between 9:00 a.m. and 5:00 p.m., Houston, Texas time.

 Use of Common Stock Repurchased by the Company in the Rescission Offer

  The shares of Common Stock purchased by the Company pursuant to the Rescission Offer, if any, will become treasury shares. Shares of Common Stock repurchased by the Company will become available for use by the Company pursuant to employee benefit plans and may be used by the Company for general corporate purposes.

 Federal Income Tax Consequences of the Rescission Offer

  The following is a general summary of the likely federal income tax consequences to the Rescission Offerees who elect to participate in the Rescission Offer and who have held their shares of Common Stock as a capital asset. This summary is not a complete analysis of the potential tax considerations, and does not discuss all aspects of federal income taxation that may be relevant to a particular Rescission Offeree. Moreover, no information is provided with respect to the consequences of any applicable state, local or foreign tax laws. The accuracy of this summary is not free from doubt and there can be no assurance that the Internal Revenue Service will agree with the conclusions stated. Accordingly, each Rescission Offeree should consult his or her own tax advisor to determine his or her actual tax consequences attributable to the Rescission Offer.

  Amounts received by a Rescission Offeree who accepts the Rescission Offer and tenders his or her shares to the Company will first constitute a tax-free return of basis up to the amount of cash such Rescission Offeree paid for the Common Stock with the remaining amount taxable as ordinary income. In addition, a Rescission Offeree will realize a capital loss to the extent his or her tax basis in the tendered Common Stock exceeds the amount of cash paid for such stock. A Rescission Offeree's tax basis in the tendered Common Stock will generally equal the amount of cash paid for the Common Stock plus compensation income recognized (if any) by the Rescission Offeree as a result of his or her purchase of the Common Stock.

  Amounts received by a Rescission Offeree who accepts the Rescission Offer and who resold his or her shares of Common Stock at a loss prior to the date hereof (the "Sold Common Stock") will constitute taxable income. The taxable income will be characterized as capital gain up to an amount equal to the difference between the amount of cash the Rescission Offeree paid for the Sold Common Stock and the amount realized upon the prior sale of such stock. The characterization of such capital gain as long-term or short-term is dependent upon the length of time the Rescission Offeree held the Sold Common Stock. All additional amounts received by such a Rescission Offeree will be taxable as ordinary income.

 Funding the Rescission Offer

  The Company has sufficient funds on hand to pay to Rescission Offerees the purchase price of any shares which may be tendered to it pursuant to the Rescission Offer and to pay to Rescission Offerees who sold shares of Common Stock purchased pursuant to the Plans at a loss prior to the date hereof the amounts offered pursuant to the Rescission Offer. The expenses of the Rescission Offer, which are estimated at approximately $45,000, will be borne by the Company.

                           VALIDITY OF COMMON STOCK

  The validity of the Common Stock offered pursuant to the Rescission Offer has been passed upon for the Company by Bracewell & Patterson, L.L.P., Houston, Texas.

                                    EXPERTS

  The consolidated financial statements of the Company appearing in the Company's Annual Report on Form 10-K and 10-K/A for the fiscal year ended December 31, 1995, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report included therein, and have been incorporated herein by reference in reliance upon such report given upon the authority of that firm as experts in accounting and auditing. See "Incorporation by Reference."

                                                                        Annex I

                             RESCISSION OFFEREE'S
                        ACCEPTANCE OF RESCISSION OFFER

                               ----------------

 YOU MAY ELECT TO ACCEPT OR REJECT THE RESCISSION OFFER. IF YOU WISH TO REJECT
   THE RESCISSION OFFER, DO NOT EXECUTE AND RETURN THIS FORM. YOU NEED TO DO
                    NOTHING TO REJECT THE RESCISSION OFFER.

  IF YOU WISH TO ACCEPT THE RESCISSION OFFER, PLEASE EXECUTE AND RETURN THIS
            FORM PURSUANT TO THE INSTRUCTIONS SET FORTH BELOW.

                               ----------------

To: Destec Energy, Inc.
  Human Resources Department
  2500 CityWest Boulevard, Suite 150
  Houston, Texas 77042
  Attention: K. Argueta

Ladies and Gentlemen:

  The undersigned acknowledges receipt of the Prospectus dated September 19, 1996, of Destec Energy, Inc. (the "Company"), including the Annexes thereto (the "Prospectus"), pursuant to which the Company offers, upon the terms and conditions set forth herein and in the Prospectus, to rescind sales (the "Rescission Offer") of shares of its common stock, par value $.01 per share ("Common Stock") pursuant to the 1993-1994 Destec Energy, Inc. Employees' Stock Purchase Plan, the 1994-1995 Destec Energy, Inc. Employees' Stock Purchase Plan and the 1995-1996 Destec Energy, Inc. Employees' Stock Purchase Plan (the "Plans").

  I hereby accept the Rescission Offer for the shares of Common Stock listed below, which I represent were purchased by me pursuant to the Plans, on the terms set forth in this form and in the Prospectus. I direct that all of the payment to be made for shares of Common Stock surrendered herewith for repurchase or described below as having been purchased pursuant to the Plans and sold at a loss before September 19, 1996, be made to me at the address appearing on page 2 of this Acceptance of Rescission Offer form. I understand that as a result of accepting the Rescission Offer, I will no longer hold the shares of Common Stock represented by any certificates tendered herewith for repurchase pursuant to the Rescission Offer.

  FOR RESCISSION OFFEREES WHO HOLD COMMON STOCK PURCHASED PURSUANT TO THE PLANS AND WISH TO TENDER SUCH SHARES FOR REPURCHASE PURSUANT TO THE RESCISSION
OFFER:

    COMPLETE THE INFORMATION IN THE FOLLOWING BOX TO ACCEPT THE
  RESCISSION OFFER WITH RESPECT TO SHARES PURCHASED PURSUANT TO THE PLANS AND TENDERED TO THE COMPANY FOR REPURCHASE PURSUANT TO THE RESCISSION OFFER.

- ------------------------------------------------------------------------------

    The following certificates representing shares of Common Stock purchased pursuant to the Plans are enclosed herewith and the undersigned wishes to accept the Rescission Offer with respect to all of such shares:

                                     CERTIFICATE
        PLAN YEAR   NUMBER OF SHARES  NUMBER(S)
        ---------   ---------------- -----------
        1993-1994
        1994-1995
        1995-1996

  *If you require additional space, please complete an additional sheet, sign it and attach it to this form.

  FOR RESCISSION OFFEREES WHO SOLD COMMON STOCK PURCHASED PURSUANT TO THE PLANS AT A LOSS PRIOR TO SEPTEMBER 19, 1996 AND WISH TO ACCEPT THE RESCISSION
OFFER:

   COMPLETE THE INFORMATION IN THE FOLLOWING BOX TO ACCEPT THE RESCISSION OFFER WITH RESPECT TO SHARES PURCHASED PURSUANT TO THE PLANS BUT SOLD AT A LOSS PRIOR TO SEPTEMBER 19, 1996.

- ------------------------------------------------------------------------------

   The following shares of Common Stock were purchased pursuant to the Plans but sold prior to September 19, 1996 at a loss and the undersigned wishes to accept the Rescission Offer with respect to all of such shares. Evidence of such sale at a loss is enclosed herewith.*

  PLAN YEAR PURCHASED   NUMBER OF SHARES PURCHASED DATE OF SALE SALES PRICE
  -------------------   -------------------------- ------------ -----------
  1993-1994
  1994-1995
  1995-1996

  * Proof of your sale at a loss of Common Stock purchased pursuant to the Plans is required for a valid acceptance of the Rescission Offer. Such proof may take the form of appropriate broker or dealer confirmations or other evidences of sale satisfactory to the Company. PLEASE AFFIX YOUR PROOF OF LOSS TO THIS ACCEPTANCE OF RESCISSION OFFER FORM.

 ** If you require additional space, please complete an additional sheet, sign it and attach it to this form.

   I hereby accept the Rescission Offer for the Common Stock purchased by me pursuant to the Plans and described above. I direct that all payments be made to me at the address set forth below. I understand and agree that as a result of such acceptance, I will no longer hold any shares of Common Stock surrendered to the Company for repurchase pursuant to the Rescission Offer.

- -------------------------                 -------------------------

Name (Please Print)                       Signature


- -------------------------                 -------------------------

Street Address                            Date


- -------------------------                 -------------------------

City, State and Zip Code of Residence     Social Security or
                                          Taxpayer Identification
                                          Number

  THIS FORM SHOULD BE MAILED TO THE COMPANY AS SOON AS PRACTICABLE, BUT IN NO
                                  EVENT

         HAVING A POSTMARK LATER THAN THE EXPIRATION DATE OF THE

   RESCISSION OFFER, WHICH IS 11:59 P.M., HOUSTON, TEXAS TIME ON OCTOBER 31,
                  1996, UNLESS EXTENDED BY THE COMPANY.

RESCISSION OFFEREES ACCEPTING THE RESCISSION OFFER MUST ALSO COMPLETE AND SIGN
                                   THE

  SUBSTITUTE FORM W-9 ON PAGE 5 OF THIS ACCEPTANCE OF RESCISSION OFFER FORM.

                            SEE INSTRUCTION 6.

                               INSTRUCTIONS

  1. Guarantees of Signatures. Except as set forth below, signatures on the Acceptance of Rescission Offer form need not be guaranteed.

  2. Delivery of Acceptance of Rescission Offer Forms, Certificates and Proof of Sale at a Loss; Withdrawal. Rescission Offerees must properly complete and duly execute and mail or deliver this Acceptance of Rescission Offer form, together with the certificate(s) representing shares of Common Stock to be surrendered in acceptance of the Rescission Offer and, if the Rescission Offeree is seeking reimbursement for shares of Common Stock purchased pursuant to the Plans and sold at a loss prior to September 19, 1996, proof of such sale at a loss, together with any other required documents, to the Company at the address set forth above. IN ORDER TO ACCEPT THE RESCISSION OFFER, ALL MATERIALS MUST HAVE A POSTMARK NO LATER THAN 11:59 P.M., HOUSTON, TEXAS TIME, ON OCTOBER 31, 1996, THE EXPIRATION DATE (UNLESS EXTENDED BY THE COMPANY).

  The Company reserves the absolute right to reject any and all surrenders of shares of Common Stock and Acceptance of Rescission Offer forms (i) that are not in proper form or otherwise not valid or (ii) the acceptance of which would be, in the opinion of the Company's counsel, unlawful. The Company's interpretation of the terms and conditions of the Rescission Offer, this Acceptance of Rescission Offer form and the Instructions hereto will be final and binding. The Company reserves the absolute right to waive any defect or irregularity in the surrender of shares of Common Stock or Acceptance of Rescission Offer forms.

  Acceptance of the Rescission Offer may be withdrawn by a Rescission Offeree by written notice satisfactory to the Company at the address shown on this Acceptance of Rescission form at any time prior to the Expiration Date.

  3. Signatures on the Rescission Offer Acceptance Form. This Acceptance of Rescission Offer form is to be completed and signed by each Rescission Offeree that desires to accept the Rescission Offer. If shares of Common Stock surrendered hereby are owned of record by two or more joint owners, all such owners must sign this Acceptance of Rescission Offer form. If any such shares of Common Stock are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Acceptance of Rescission Offer forms as there are different registrations of certificates. Except as provided below, signatures must correspond exactly with the name(s) as written on the face of any certificate surrendered.

  If certificates surrendered hereby are surrendered by a person other than the record holder appearing on the certificates, such certificates must be endorsed or surrendered with an appropriate instrument of transfer, in either case signed exactly as the name or names of the registered holder or holders appear on the certificates. Signatures on such certificates or transfer instruments must be guaranteed by a recognized member of the Medallion Signature Guaranty Program or any other "eligible guarantor institution," as such term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended. Such Rescission Offeree must, if requested by the Company, certify that the shares so tendered were owned beneficially by such Rescission Offeree on September 19, 1996, notwithstanding that such shares were registered in another name on that date. When this Acceptance of Rescission Offer form is signed by a Rescission Offeree(s) who is the registered holder(s) of the certificate(s) listed and transmitted hereby, no endorsement of certificates or separate instruments of transfer are required.

  4. Mutilated, Lost, Destroyed or Stolen Certificates. If any certificate which a Rescission Offeree desires to tender to the Company for repurchase pursuant to the Rescission Offer has been mutilated, lost, destroyed or stolen, the holder should promptly notify the Company. The holder will then be directed as to the steps that must be taken in order to replace the certificate. The Acceptance of Rescission Offer form and related documents cannot be processed until the procedures for replacing lost, mutilated, destroyed or stolen certificate(s) have been followed.

  5. Questions and Requests for Assistance or Additional Copies. Questions and requests for assistance may be directed to the Company, at the address and telephone number set forth in the Prospectus.

  6. Form W-9 and Taxpayer Identification Number. Federal income tax law requires any Rescission Offeree accepting the Rescission Offer to provide the Company with a correct Taxpayer Identification Number ("TIN") by completing a Substitute Form W-9 which appears at the end of this Acceptance of Rescission Offer form under the caption "Important Tax Information." In the case of a Rescission Offeree who is an individual, the TIN is his or her social security number. Failure to provide the Company with a correct TIN may subject the Rescission Offeree to backup withholding at a rate of 31% on any payments made to the Rescission Offeree pursuant to the Rescission Offer.

  7. Delivery. The method of delivery of this Acceptance of Rescission Offer form, the certificates for shares of Common Stock, proof of sale of Common Stock at a loss, and all other required documents is at the election and risk of the holder and the delivery will be deemed made only when actually received by the Company. If delivery is to be made by mail, registered mail, with return receipt requested, properly insured, is recommended.

  Delivery of this Acceptance of Rescission Offer form to an address other than the Company at 2500 CityWest Boulevard, Suite 150, Houston, Texas 77042,
Attention: Human Resources Department--K. Argueta, will not constitute a valid acceptance.

                        IMPORTANT TAX INFORMATION

  Under federal income tax law, any Rescission Offeree who accepts the Rescission Offer is required to provide the Company (the "Payer") with such person's correct TIN on Substitute Form W-9 below. If such person is an individual, the TIN is his social security number. If the Payer is not provided with the correct TIN, such person may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, payments that are made to such person pursuant to the Rescission Offer may be subject to backup withholding.

  Certain persons (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, that individual must submit to the Payer a properly completed Internal Revenue Service Form W-8 (a "Form W-8"), signed under penalties of perjury, attesting to that individual's exempt status. A Form W-8 can be obtained from the Payer. See the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional instructions.

  If backup withholding applies, the Payer is required to withhold 31% of any payments made to the Rescission Offeree. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained.

PURPOSE OF SUBSTITUTE FORM W-9

  To prevent backup withholding on payments that are made to a Rescission Offeree, such person is required to notify the Payer of his current TIN by completing the form below certifying that the TIN provided on the Substitute Form W-9 is correct (or that such person is awaiting a TIN) and that (1) such person has not been notified by the Internal Revenue Service that such person is subject to backup withholding as a result of failure to report all interest and dividends or (2) the Internal Revenue Service has notified such person that such person is no longer subject to backup withholding.

WHAT NUMBER TO GIVE THE PAYER

  A Rescission Offeree is required to give the Payer the social security number or employer identification number of the record owner of the shares of Common Stock. If the shares of Common Stock are in more than one name or are not in the name of the actual owner, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidelines on which number to report. The box in Part 3 of the Substitute Form W-9 may be checked if such person has not been issued a TIN and has applied for a number or intends to apply for the number in the near future. If the box in Part 3 is checked and the Company is not provided with a TIN within 60 days after receipt of this Letter of Transmittal, the Company will withhold 31% of all payments made thereafter until a TIN is provided to the Company.

                    PAYERS'S NAME: DESTEC ENERGY, INC.


                    PART 1--PLEASE PROVIDE YOUR TIN
 SUBSTITUTE         IN THE BOX AT RIGHT AND CERTIFY   Social security number
                    BY SIGNING AND DATING BELOW
 FORM W-9

                                                       or

 Department of Treasury                                ------------------

 Internal Revenue Service
                                                    Employer Identification
                                                          Number

 Payer's Request for Taxpayer Identification Number ("TIN")

                      CERTIFICATION INSTRUCTIONS--You must cross out item
                      (2) above if you have been notified by the IRS that
                      you are currently subject to backup withholding
                      because of under reporting interest or dividends on your tax return.
                   ----------------------------------------------------------

                    PART 2--Certification--Under penalties of perjury, I certify that:

                    (1) The number shown on this form is my correct
                        taxpayer identification number (or I am waiting for
                        a number to be issued for me), and
                   ----------------------------------------------------------

                    (2) I am not subject to backup holding because: (a) I
                        am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service
                        (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.

                    SIGNATURE:                                PART 3

                                                              Check if
                    DATE:
                                                                 Awaiting
                                                               TIN [_]

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING
                                  OF 31%

     OF ANY PAYMENTS MADE TO YOU. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR
                             CERTIFICATION OF

 TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

                      YOU MUST COMPLETE THE FOLLOWING

               CERTIFICATE IF YOU CHECKED THE BOX IN PART 3

                        OF THE SUBSTITUTE FORM W-9.

          CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

 I CERTIFY UNDER PENALTIES OF PERJURY THAT A TAXPAYER IDENTIFICATION NUMBER HAS NOT BEEN ISSUED TO ME, AND EITHER (A) I HAVE MAILED OR DELIVERED AN APPLICATION TO RECEIVE A TAXPAYER IDENTIFICATION NUMBER TO THE APPROPRIATE INTERNAL REVENUE SERVICE CENTER OR SOCIAL SECURITY ADMINISTRATION OFFICE OR (B) I INTEND TO MAIL OR DELIVER AN APPLICATION IN THE NEAR FUTURE. I UNDERSTAND THAT IF I DO NOT PROVIDE A TAXPAYER IDENTIFICATION NUMBER BY THE TIME OF ANY PAYMENT, 31% OF ALL REPORTABLE CASH PAYMENTS MADE TO ME THEREAFTER WILL BE WITHHELD UNTIL I PROVIDE A NUMBER.

  SIGNATURE: ___________________________ DATE: ___________________________

                                                                        Annex II

                           STATE LEGAL INTEREST RATES

STATE                              LEGAL INTEREST RATE      STATE          LEGAL INTEREST RATE
- -----                              -------------------      -----          -------------------
Alabama                                     6%              Montana                10%
Alaska                                    10.5%             Nebraska                6%
Arizona                                    10%              Nevada                 12%
Arkansas                                    6%              New Hampshire          10%
California                                  7%              New Jersey              6%
Colorado                                    8%              New Mexico              8%
Connecticut                                 8%              New York               16%
Delaware                      5% + Federal Discount Rate    North Carolina          8%
District of Columbia                        6%              North Dakota            6%
Florida                                    12%              Ohio                    8%
Georgia                                     7%              Oklahoma                6%
Hawaii                                     10%              Oregon                  9%
Idaho                                      12%              Pennsylvania            6%
Illinois                                    5%              Rhode Island           12%
Indiana                                    10%              South Carolina          8%
Iowa                                        5%              South Dakota           15%
Kansas                                     10%              Tennessee              10%
Kentucky                                    8%              Texas                   6%
Louisiana                                  12%              Utah                   10%
Maine                                       6%              Vermont                12%
Maryland                                    6%              Virginia                8%
Massachusetts                               6%              Washington             12%
Michigan                                    5%              West Virginia           6%
Minnesota                                   6%              Wisconsin               5%
Mississippi                                 8%              Wyoming                 7%
Missouri                                    9%

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The following table sets forth all expenses in connection with the shares of Common Stock being registered. All amounts shown below are estimates, except the registration fee:

Registration fee of Securities and Exchange Commission................. $   965
Printing............................................................... $ 1,500
Accountants' fees and expenses......................................... $ 3,000
Legal fees and expenses................................................ $35,000
Miscellaneous.......................................................... $ 4,535
                                                                        -------
  Total................................................................ $45,000
                                                                        =======

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  The Company's Amended and Restated Certificate of Incorporation and By-laws incorporate substantially the provisions of the Delaware General Corporation Law ("DGCL") providing for indemnification of directors and officers of the Company against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an officer or director of the Company if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Company may also provide indemnification, under certain circumstancs, for certain employees or agents who were serving at the request of the Company as a director, officer, partner, member, employee or agent of another corporation, partnership, joint venture, trust, committee or other enterprise.

  As permitted by Section 102 of the DGCL, the Company's Amended and Restated Certificate of Incorporation, as amended, contains provisions eliminating a director's personal liability for monetary damages to the Company and its stockholders arising from a breach of a director's fiduciary duty except for liability (a) for any breach of the director's duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under
Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit.

  The Company has purchased liability insurance policies covering its directors and officers.

ITEM 16. EXHIBITS.

  4.1   Amended and Restated Certificate of Incorporation of the Company
         (incorporated by reference from Exhibit 3.1 to the Company's
         Registration Statement on Form S-1, Registration No. 33-36086).
  4.2   By-laws of the Company (incorporated by reference from Exhibit 3.2 of the Company's Annual Report on Form 10-K for the year ended December
         31, 1995).
  5*    Opinion of Bracewell & Patterson, L.L.P. as to the validity of the
         Common Stock registered hereunder.
 23.1*  Consent of Deloitte & Touche LLP, independent auditors.
 23.2*  Consent of Bracewell & Patterson, L.L.P. (included in the opinion filed as Exhibit 5 hereto).
 24     Powers of Attorney (previously filed).

- --------

* Filed herewith.

ITEM 17. UNDERTAKINGS.

  The undersigned registrant hereby undertakes:

    (a) That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT OR AMENDMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HOUSTON, STATE OF TEXAS ON THE 19TH DAY OF SEPTEMBER, 1996.

                                          DESTEC ENERGY, INC.
                                          (Registrant)

                                             /s/ Charles F. Goff
                                          By: _________________________________
                                             Charles F. Goff
                                             Chairman of the Board and
                                             Chief Executive Officer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT OR AMENDMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED AND ON THE 19TH DAY OF SEPTEMBER, 1996.

                 SIGNATURE                                     TITLE
                 ---------                                     -----
          /s/ Charles F. Goff                      Chairman of the Board and Chief Executive
- -------------------------------------------         Officer (Principal Executive Officer)
              Charles F. Goff

        /s/ Keys A. Curry, Jr.                     President and Chief Operating Officer and
- -------------------------------------------         Director
            Keys A. Curry, Jr.

       /s/ Enrique M. Larroucau                    Senior Vice President, Chief Financial
- -------------------------------------------         Officer and Treasurer (Principal Financial
           Enrique M. Larroucau                     Officer)


           /s/ Craig E. Hess                       Vice President and Controller
- -------------------------------------------         (Princpal Accounting Officer)
               Craig E. Hess

            Cassandra C. Carr*                     Director
- -------------------------------------------
             Cassandra C. Carr

             Jack E. Earnest*                      Director
- -------------------------------------------
              Jack E. Earnest

           Jack G. Helfenstein*                    Director
- -------------------------------------------
            Jack G. Helfenstein

            Robert W. Gallant*                     Director
- -------------------------------------------
             Robert W. Gallant

                 SIGNATURE                                     TITLE
                 ---------                                     -----
            Michael D. Parker*               Director
- -------------------------------------------
             Michael D. Parker

              Pedro Reinhard*                Director
- -------------------------------------------
              Pedro Reinhard

              Joel V. Staff*                 Director
- -------------------------------------------
               Joel V. Staff

       /s/ Charles F. Goff
*By__________________________________
           Charles F. Goff
    (Attorney-in-fact for persons
             indicated)

                                 EXHIBIT INDEX

 EXHIBIT                                                                   PAGE
 NUMBER                       DESCRIPTION OF EXHIBIT                       NO.
 -------                      ----------------------                       ----
     4.1  Amended and Restated Certificate of Incorporation of the
           Company (incorporated by reference from Exhibit 3.1 to the
           Company's Registration Statement on Form S-1, Registration
           No. 33-36086).
     4.2  By-laws of the Company (incorporated by reference from Exhibit
           3.2 of the Company's Annual Report on Form 10-K for the year ended December 31, 1995).
     5*   Opinion of Bracewell & Patterson, L.L.P. as to the validity of the Common Stock registered hereunder.
    23.1* Consent of Deloitte & Touche LLP, independent auditors.
    23.2* Consent of Bracewell & Patterson, L.L.P. (included in the opinion filed as Exhibit 5 hereto).
    24    Powers of Attorney (previously filed).

- --------

* Filed herewith.